Exhibit 99.1

Seelos Therapeutics, Inc. Announces Successful Completion of its Merger with Apricus Biosciences, Inc. to Advance Late-Stage Pipeline of Products for Central Nervous System (CNS) Disorders

New York, New York, January 24, 2019 – Seelos Therapeutics, Inc. (Nasdaq: SEEL), a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders, announced today the completion of its previously disclosed merger with Apricus Biosciences, Inc. The combined company changed its name to Seelos Therapeutics, Inc. and will focus on the development and commercialization of CNS therapeutics with known mechanisms of action in areas with a highly unmet medical need. Seelos is expected to begin trading today, January 24, 2019, on The Nasdaq Capital Market under the ticker symbol “SEEL”. The previous ticker symbol was “APRI” (Nasdaq: APRI).  Seelos will maintain its headquarters in New York, New York and will be led by Chairman and Chief Executive Officer, Raj Mehra, Ph.D.

“The mutual support for this transaction by both Apricus’ and Seelos’ shareholders was evident, underscoring a commitment to a long-term growth strategy to become a fully-integrated multi-platform CNS company and create value from a diversified pipeline of late-stage clinical assets in areas of high unmet need,” said Dr. Mehra. “The closing of this merger enables us to grow our operations and execute on our clinical development goals. As we enter this next stage of growth as a publicly traded company, we have built a strong foundation with a team of established industry leaders and a robust pipeline of potentially transformative product candidates with proven mechanisms of action, including several late-stage assets. The merger builds upon our vision to develop, advance and commercialize innovative therapeutics for patients with CNS disorders. We look forward to establishing a leadership position in the field of neurologic disorders, growing our team, driving long-term shareholder value, and bringing to market therapies for patients who currently have no viable treatment options.”

Seelos’ Pipeline

With a broad product pipeline, Seelos is well-positioned to address unmet needs in multiple CNS disorders. The Company is advancing late-stage therapeutic candidates with proven mechanisms of action, including:

•          SLS-002: intranasal racemic ketamine for patients with suicidality in post-traumatic stress disorder (PTSD) and major depressive disorder (MDD). The clinical development program for SLS-002 includes two parallel healthy volunteer studies, expected to be followed by pivotal registration studies after an end-of-phase II meeting with the U.S. Food and Drug Administration (FDA). SLS-002 has shown promising efficacy in suicidality (with depression) with an unremarkable safety profile. Ketamine’s rapid antidepressant action is independent of NMDAR inhibition and involves early and sustained activation of AMPAR activation. With no other drugs currently approved in this indication, SLS-002 has the potential to address approximately 600,000 cases of suicidality in U.S. emergency rooms alone each year.

•          SLS-006: first-in-class, small molecule, partial dopamine agonist for Parkinson’s disease that has successfully completed phase II studies. Seelos intends to meet with the FDA and the European Medicines Authority (EMA) to discuss the plans for pivotal registration studies to commence in 2019. SLS-006 has shown remarkable efficacy in early-stage Parkinson’s disease patients as a monotherapy and as a potential adjunctive therapy in late-stage Parkinson’s disease patients upon co-administration with a low dosage of L-Dopa.

•          SLS-008: once-daily, oral CRTH2 (Chemo-attractant Receptor-homologous molecule expressed on TH2 cells) that focuses on an undisclosed pediatric orphan indication. Seelos has a “family” of compounds under its SLS-008 program. Seelos intends to file an Investigational New Drug (IND) Application in this pediatric orphan indication with a highly unmet need for an effective oral therapy.

In 2016, Seelos established a multi-program partnership with Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) forming the basis for Seelos’ lead programs. Ligand has an established track record of licensing foundational assets at the early stages of company formation. The license agreement grants Seelos worldwide rights to develop and commercialize the SLS-006, -008, -010 and -012 programs from Ligand. Ligand is a shareholder of Seelos pursuant to a cash investment and an equity milestone payment from Seelos and is entitled to other potential future milestones and royalties for licensed programs.

About the Merger

In connection with the merger, Apricus effected a reverse split of its common stock. Following the reverse stock split and closing of the merger, there are approximately 6,221,822 shares of the combined company’s common stock outstanding, subject to rounding up any fractional shares as a result of the reverse split, with pre-merger Seelos shareholders owning approximately 85% and pre-merger Apricus shareholders owning approximately 15%. Cash, cash equivalents and short-term investments for the combined company at the closing were approximately $18 million, prior to payment of transaction costs.

Paul Hastings LLP acted as legal advisor to Seelos. Canaccord Genuity LLC acted as exclusive financial advisor and Latham & Watkins acted as legal advisor to Apricus.

Board of Directors of the Combined Company

Raj Mehra, Ph.D., Chairman, founder and CEO of Seelos will serve as the Chairman, CEO and President of the combined company, and Richard Pascoe, the former CEO of Apricus, will serve on the Board of Directors. Other board members include: Robin L. Smith, M.D., Chairman of the Board of The Stem for Life Foundation; Daniel J. O’Connor, CEO of OncoSec Medical, Inc.; and Brian Lian, Ph.D., CEO and President of Viking Therapeutics, Inc.

About Seelos Therapeutics, Inc.

Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders. The Company’s robust portfolio includes several late-stage clinical assets targeting psychiatric and movement disorders, including orphan diseases. Seelos is based in New York, New York. For more information, please visit our website: www.SeelosTx.com, the content of which is not incorporated herein by reference.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss Seelos’ future operations and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones and related timing; the nature, strategy and focus of Seelos’ business; the development and commercial potential and potential benefits of any of Seelos’ product candidates; and that Seelos’ product candidates have the potential to address critical unmet needs of patients with serious diseases and conditions. Seelos may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on Seelos’ current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Seelos could differ materially from those described in or implied by the statements in this press release, including: the uncertainties associated with the clinical development and regulatory approval of Seelos’ product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the potential that earlier clinical trials and studies of Seelos’ product candidates may not be predictive of future results; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the those risks discussed in Seelos’ filings with the Securities and Exchange Commission. Except as otherwise required by law, Seelos disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Contacts:

Seelos Therapeutics, Inc.
Info@SeelosTx.com